UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 28, 2001
Date of Report (Date of earliest event reported)

CROWN MEDIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30700 (Commission File Number)	84-1524410 (IRS Employer Identification No.)

6430 S. Fiddlers Green Circle, Suite 500
Greenwood Village, Colorado 80111
(Address of principal executive offices)

(303) 220-7990
Registrant’s telephone number, including area code

Item 2. Acquistion or Disposition of Assets
Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1 Credit, Security, Guaranty & Pledge Agrmt.
EX-10.2 Promissory Note
EX-10.3 Subordination and Support Agreement
Ex-10.4 Limited Guarantee Agreement & Acknowledge
Ex-10.5 Hallmark Inducement Agreement
EX-99 Press Release dated October 1, 2001

Item 2. Acquistion or Disposition of Assets

Purchase of Film Assets

        On September 28, 2001, Crown Media Holdings, Inc. (“Crown Media” or the “Company”) completed the acquisition of approximately 700 film titles and related rights and property (the “film assets”), representing over 3,000 hours of programming, from the film library of Hallmark Entertainment Distribution, LLC, (“HED”) a wholly-owned subsidiary of Hallmark Entertainment, Inc. (“HEI”). A copy of the press release related to the acquisition completion is attached as an exhibit to this Current Report on Form 8-K. Under the terms of the acquisition, the Company has assumed $220 million of HEI debt and payables, and issued 33,744,528 shares of its Class A common stock. Using the average closing prices from November 6, 2000 (the date the Company announced it was contemplating the transaction) to September 27, 2001 (the day prior to closing) for valuing the Company stock as provided in the terms of the acquisition, which is $17.78 per share, the total purchase price was approximately $820 million. Of the shares issued in the transaction, 425,000 shares were issued in escrow and will be returned to the Company if a previously announced, proposed settlement of a shareholder lawsuit relating to the transaction becomes final.

        Crown Media’s Board of Directors appointed a Committee of independent directors to consider, evaluate and negotiate this transaction. The Committee consisted of five directors independent of HEI. The Committee engaged Salomon Smith Barney as its financial adviser to assist with the transaction. HED used the film assets to earn revenues by granting licenses to use the film assets to third parties. Crown Media intends to use the film assets as programming for its television channels and interactive uses and also to continue granting licenses to use the film assets to third parties.

        With the completion of this transaction, Hallmark Cards, HEI and HED now own approximately 70 million shares of the Company’s Class A common stock (excluding the 425,000 shares held in escrow), or approximately 67% of the Class A shares outstanding, which, together with the shares of Class B common stock held, control approximately 91% of the voting power. See also “Proposal 1 — Related Agreements,” “Certain Relationships and Related Transactions” and “Proposal 2 — Election of Directors” in the Company’s Definitive Proxy Statement on Schedule 14A for its 2001 Annual Meeting, which is attached as an exhibit to this Current Report on Form 8-K.

Item 5. Other Events

Bank Credit Facility

        In connection with completing the acquisition of the film assets, Crown Media entered into a credit agreement with a syndicate of banks, led by The Chase Manhattan Bank, under which the banks have extended to Crown Media a five-year $285 million secured credit facility. The loan is guaranteed by Crown Media’s subsidiaries and is secured by all tangible and intangible property of Crown Media and its subsidiaries. A portion of the borrowings under the credit facility have been used to pay $120 million of debt assumed as part of the consideration for acquiring the film assets and to repay $84 million outstanding under a $150 million line of credit provided by H C Crown Corp. (“HCC”), a wholly-owned subsidiary a Hallmark Cards, Incorporated (“Hallmark Cards”). The remaining balance of the credit facility is available to Crown Media for general working capital purposes.

        Upon repayment of the outstanding borrowings under the Crown Media existing $150 million line of credit, HCC has also provided a new $150 million line of credit to Crown Media, with a final maturity no later than February 28, 2007. This line of credit is subordinate to the bank facility, and its availability will be reduced dollar for dollar in an amount equal to Net Cash Proceeds raised by the Company. Crown Media will pay interest on any borrowings under the line of credit at a rate equal to LIBOR plus three percent, or, after December 31, 2002, three one-half percent, payable quarterly. HCC’s obligation to make loans under this line of credit is supported by letter of credit issued by Credit Suisse First Boston.

        The bank credit facility encompasses a term loan of $100 million and a revolving line of credit of $185 million. The bank credit agreement also provides for the banks to issue up to $20 million of letters of credit at the request of Crown Media. The amount of the banks’ commitments to make loans under the revolving line of credit is reduced by the amount of the outstanding letters of credits. For each advance under the revolving credit facility, certain conditions must be satisfied. Those conditions include continued accuracy of representations and warranties and no event of default. The aggregate principal amount of all outstanding revolving credit loans and term loans as well as letters of credit available under the credit facility must not exceed the amount of the “Library Credit” then in effect. The Library Credit means 50% of the most recent valuation of the film assets, which valuation Crown Media is required to deliver after the end of each quarter; this valuation is based upon the net present value of cash flows. Currently the Library Credit is in excess of the maximum amount of the bank loans.

        Each loan (which includes the term loans and any revolving credit loans) bears interest at a Eurodollar rate or an alternate base rate as Crown Media may request in accordance with the credit agreement. The Eurodollar rate is based on the London interbank market for Eurodollars, and remains in effect for the time period of the loan ranging from one, two, three, six or twelve months. The alternate rate is based upon the prime rate of The Chase Manhattan Bank, a certificate of deposit rate or the Federal Funds effective rate, which is adjusted whenever the rate changes. Crown Media is required to pay a commitment fee of 0.5% per annum of the committed, but not outstanding amounts under the revolving credit facility, payable in quarterly installments.

        The credit facility contains a number of affirmative and negative covenants. The affirmative covenants include: Crown Media’s furnishing financial reports to the lenders; and Crown Media’s observing in all material respects all material agreements with respect to the distribution or exploitation of film assets. Negative covenants include: Limitations on indebtedness, liens, investments, “Restricted Payments,” capital expenditures, changes in business activities of Crown Media, and other matters; not amending the promissory note with HCC, the related letter of credit issued for the benefit of Crown Media or certain other material agreements of Crown Media; a requirement that EBITDA not be less than specified amounts for each quarter through December 31, 2003 and specified amounts for each fiscal year, starting December 31, 2004, which include -$86 million and -$56 million for the quarters ended

September 30, 2001 and December 31, 2001; maintaining net worth of not less than amounts specified in the credit facility including $646 million at September 30, 2001 and $592 million at December 31, 2001; not permitting the Leverage Ratio (that is, the ratio of aggregate principal amount of indebtedness at the date of determination excluding any preferred stock and non-interest bearing obligations to EBITDA for the 12-month period ending on the date of determination) to exceed maximum leverage ratios from December 31, 2004 through June 30, 2006; and not permitting the Interest Coverage Ratio (the ratio of EBITDA to interest expense) at any time during the twelve-month periods ending at the end of each calendar quarter commencing December 31, 2004 to be less than specified ratios.

        Restricted Payments include any distribution of equity of Crown Media, any redemption or other acquisition of equity of Crown Media, any payment on debt of Crown Media which is subordinated to the bank loans, any reduction of the HCC line of credit for Crown Media, any payment on certain obligations assumed by Crown Media under the purchase agreement for the film assets and any other payment to Hallmark Cards, HEI or any of their affiliates. The bank credit agreement permits Crown Media to use “Net Cash Proceeds” for the following Restricted Payments: (a) to repay the HCC line of credit; (b) to reduce the funding commitment under the HCC line of credit (by use of the proceeds to fund general working capital requirements); (c) to repay other indebtedness to HCC or Hallmark Cards up to $30 million if the HCC line of credit has been repaid and terminated and (d) with the consent of the bank lenders, to reimburse HEI or Hallmark Cards for payments which they make on the $100 million of liabilities of HED assumed by Crown Media under the purchase agreement for the film assets. “Net Cash Proceeds” are the cash payments received by Crown Media or its subsidiaries for the issuance of any debt or equity, net of any commissions, other reasonable fees and expenses and any reasonably estimated income taxes as a consequence of any repatriation of such cash payments. The bank credit agreement also permits, among other things, payments by Crown Media to HED under program license agreements and to HEI, Hallmark Cards or their affiliates under the terms of service agreements up to certain dollar amounts.

        Events of default under the bank credit agreement include: The failure to pay principal or interest, with the default continuing unremedied for five days after receipt of an invoice; a failure to observe covenants; a change in control; a change in management; or a termination by Hallmark Cards or any of its affiliates of the right of Crown Media or its subsidiaries to use the names “Hallmark” or “Crown” in their television services or any channels owned or operated by them. For purposes of the credit facility, a change in control means that (a) Hallmark Cards ceases to own directly or indirectly at least 80% of the equity interest of HEI or (b) HEI ceases to have sufficient voting power to elect a majority of Crown Media’s board of directors or beneficial ownership of over a majority of the outstanding equity interest of Crown Media having voting power. A change in management means Robert Halmi, Jr. ceases for any reason to perform his functions and serve as chairman of Crown Media and Crown Media fails for a period of 90 consecutive days to propose a replacement acceptable to the lenders in their discretion.

        Hallmark Cards and HEI also entered into certain agreements in order to induce the banks to enter into the bank credit agreement. Hallmark Cards, Crown Media and the banks are parties to a subordination and support agreement dated August 31, 2001. Under the subordination and support agreement, the obligations of Crown Media to pay (a) the HCC line of credit for Crown Media, and (b) approximately $100 million in accounts payable of HED as provided by the purchase agreement for the film assets are subordinated in right of payment to Crown Media’s obligations to the banks. Crown Media is not permitted to pay subordinated obligations except for Restricted Payments permitted by the bank credit agreement. In the subordination and support agreement, Hallmark Cards also agrees to cause HCC to advance up to $150 million under the HCC line of credit to Crown Media (less the amount of any reduction on the HCC line of credit because of the application of Net Cash Proceeds as permitted by the bank credit agreement), to the extent necessary to enable Crown Media to meet its cash needs including the repayment of the bank loans, provided that Crown Media has borrowed the full amount then available under the bank credit agreement. Further, Hallmark Cards agrees that the HCC line of credit will not be declared due and payable if any obligations to the banks remain outstanding.

        Under a limited guarantee agreement and acknowledgement dated August 31, 2001, with the banks, Hallmark Cards guarantees up to a maximum amount Crown Media’s performance of obligations under the bank credit agreement when due. The maximum amount is $150 million, less the aggregate principal amount outstanding under the HCC line of credit and less Net Cash Proceeds used to make payments on the HCC line of credit as permitted by the bank credit agreement.

        HEI and the banks entered into an agreement called the Hallmark Inducement Agreement, dated August 31, 2001. Under this agreement, HEI clarifies certain points in the purchase agreement for the film assets. HEI also agrees, among other things, (a) not to return Class A Crown Media common stock to satisfy any portion of its liability for the breach of any representations and warranties in the purchase agreement for the film assets and (b) for a period of 24 months following the closing of the purchase of the film assets, to indemnify the bank lenders for any financial loss that Crown Media may suffer as a direct result of defects in the rights transferred to Crown Media in the film assets (a “library loss”). HEI may satisfy this indemnification obligation by purchasing pro rata a subordinated participation in the bank loans or by providing a subordinated loan to Crown Media in the amount of the library loss.

        The above summary descriptions of agreements involving Crown Media are qualified in their entirety by reference to the agreements to which each summary description relates, each of which agreements has been filed with the Securities and Exchange Commission.

No Shelf Registration

        The Company has previously stated that it planned to file with the Securities and Exchange Commission in the second half of 2001 a shelf registration statement for public offerings of up to $500 million of its securities. The Company has determined not to file at this time a shelf registration statement for any public offering of securities in 2001. The Company will later consider whether a shelf registration or any possible public offering should be filed in 2002; a decision about such filing depends upon market conditions, other financing activities by the Company, projected cash needs and other factors.

Item 7. Financial Statements and Exhibits

        The following exhibits are filed with this Report:

Exhibit No.	Document

10.1	Credit, Security, Guaranty and Pledge Agreement, dated August 31, 2001, among Crown Media Holdings, Inc., its Subsidiaries named herein, the Lenders named herein and The Chase Manhattan Bank as administrative agent.

10.2	Promissory Note, dated August 31, 2001, among Crown Media Holdings, Inc., Crown Media International, Inc., Crown Media United States, LLC, and HC Crown Corp.

10.3	Subordination and Support Agreement dated August 31, 2001, among Crown Media Holdings, Inc., Hallmark Cards, Incorporated and The Chase Manhattan Bank as agent for the Lenders and the Issuing Bank referred to in the Credit Agreement.

10.4	Limited Guarantee Agreement and Acknowledgement, dated August 31, 2001, by Hallmark Cards, Incorporated in favor of The Chase Manhattan Bank as agent on behalf of the Lenders and the Issuing Bank.

10.5	Hallmark Inducement Agreement dated August 31, 2001, between Hallmark Entertainment, Inc. and The Chase Manhattan Bank in its capacity as agent under the credit agreement.

20.1	Definitive Proxy Statement on Schedule 14A (previously filed with the Securities and Exchange Commission on May 7, 2001, and incorporated herein by reference)

99	Press Release of Hallmark Cards, Inc. and Crown Media Holdings, Inc. dated October 1, 2001 concerning the completion of the acquisition of the film library and related credit agreement.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN MEDIA HOLDINGS, INC. (Registrant)

Date	October 2, 2001	By:
William J. Aliber Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

10.1	Credit, Security, Guaranty and Pledge Agreement, dated August 31, 2001, among Crown Media Holdings, Inc., its Subsidiaries named herein, the Lenders named herein and The Chase Manhattan Bank as administrative agent.

10.2	Promissory Note, dated August 31, 2001, among Crown Media Holdings, Inc., Crown Media International, Inc., Crown Media United States, LLC, and HC Crown Corp.

10.3	Subordination and Support Agreement dated August 31, 2001, among Crown Media Holdings, Inc., Hallmark Cards, Incorporated and The Chase Manhattan Bank as agent for the Lenders and the Issuing Bank referred to in the Credit Agreement.

10.4	Limited Guarantee Agreement and Acknowledgement, dated August 31, 2001, by Hallmark Cards, Incorporated in favor of The Chase Manhattan Bank as agent on behalf of the Lenders and the Issuing Bank.

10.5	Hallmark Inducement Agreement dated August 31, 2001, between Hallmark Entertainment, Inc. and The Chase Manhattan Bank in its capacity as agent under the credit agreement.

20.1	Definitive Proxy Statement on Schedule 14A (previously filed with the Securities and Exchange Commission on May 7, 2001, and incorporated herein by reference)

99	Press Release of Hallmark Cards, Inc. and Crown Media Holdings, Inc. dated October 1, 2001 concerning the completion of the acquisition of the film library and related credit agreement.